SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 12, 2012, by and between SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and GLOWPOINT, INC., a Delaware corporation, and GP COMMUNICATIONS, LLC, a Delaware limited liability company, each with offices located at 430 Mountain Avenue, Suite 301, Murray Hill, New Jersey 07974 (individually and collectively, jointly and severally, the “Borrower”).

1.

DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 16, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 16, 2010, between Borrower and Bank, as amended by that certain First Loan Modification Agreement, dated as of April 28, 2011 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.

DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in certain Intellectual Property Security Agreements executed by Borrower in favor of Bank each dated as of June 16, 2010 (singly and collectively, the “IP Agreement”, and together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.

DESCRIPTION OF CHANGE IN TERMS.

A.

Modifications to Loan Agreement.

1

The Loan Agreement shall be amended by deleting Sections 2.1.2, 2.1.3 and 2.1.4 thereof.

2

The Loan Agreement shall be amended by deleting the following text appearing as Section 2.2 thereof:

“2.2

Overadvances.  If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services); plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve); plus (c) the FX Reduction Amount exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance.  Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

and inserting in lieu thereof the following:

“2.2

Overadvances.  If, at any time the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance.  Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

3

The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a) thereof:

“(a)

Interest Rate; Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus two percentage points (2.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(a)

Interest Rate; Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and one-quarter percentage points (1.25%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.”

4

The Loan Agreement shall be amended by deleting the following text appearing as Sections 2.3 (f), (g) and (h) thereof:

“(f)

Minimum Monthly Interest.  In the event the aggregate amount of interest earned by Bank in any month (exclusive of any collateral monitoring fees, unused line fees, or any other fees and charges hereunder) is less than Three Thousand Seven Hundred Fifty Dollars ($3,750) (the “Minimum Monthly Interest”), Borrower shall pay Bank an amount, payable on the last day of such month, in an amount equal to the (i) Minimum Monthly Interest minus (ii) the aggregate amount of all interest earned by Bank (exclusive of any collateral monitoring fees, unused line fees, or any other fees and charges hereunder) in such month.

(g)

Interest Payment Date.  Unless otherwise provided, interest is payable monthly on the last calendar day of each month.

(h)

Payment; Interest Computation; Float Charge.  Interest is payable monthly on the last calendar day of each month.  In computing interest on the Obligations, all Payments received after 12:00 noon Eastern time on any day shall be deemed received on the next Business Day.  Bank shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrower’s Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.”

and inserting in lieu thereof the following:

“(f)

Payment; Interest Computation.  Interest is payable monthly on the last calendar day of each month.  In computing interest on the Obligations, all Payments received after 12:00 noon Eastern time on any day shall be deemed received on the next Business Day.  Bank shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrower’s Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.”

5

The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(b) thereof:

“(b)

Letter of Credit Fee.  Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank;”

and inserting in lieu thereof the following:

“(b)

[reserved];”

6

The Loan Agreement shall be amended by deleting the following test appearing as Section 2.4(d) thereof:

“(d)

Collateral Monitoring Fee.  [intentionally omitted]; and”

and inserting in lieu thereof the following:

“(d)

Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to thirty five-one hundredths percent (0.35%) per annum of the average unused portion of the Revolving Line.  The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (x) the Revolving Line amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Line outstanding.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder;”

7

The Loan Agreement shall be amended by deleting the following text appearing as Section 3.4 thereof:

“3.4

Procedures for Borrowing.

(a)

Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance other than Advances under Sections 2.1.2 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail or facsimile by 12:00 noon Eastern time on the Funding Date of the Advance.  Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee.  Bank shall credit Advances to the Designated Deposit Account.  Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

and inserting in lieu thereof the following:

“3.4

Procedures for Borrowing; Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail or facsimile by 12:00 noon Eastern time on the Funding Date of the Advance.  Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee.  Bank shall credit Advances to the Designated Deposit Account.  Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

8

The Loan Agreement shall be amended by inserting the following text at the end of Section 4.1 thereof:

“Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that expressly have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower.  In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.  In the event such Bank Services consist of  outstanding letters of credit, Borrower shall provide to Bank cash collateral in an amount equal to 105% (110% for letters of credit is denominated in a currency other than Dollars), of the Dollar Equivalent of the face amount of all such letters of credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating  to such  letters of credit.

9

The loan Agreement shall be amended by deleting the following text appearing in Section 4.2 thereof:

“If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.”

10

The Loan Agreement shall be amended by deleting the following text appearing as Section 6.6 thereof:

“6.6

Access to Collateral; Books and Records.  In addition to the Initial Audit, at reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right, on a semi-annual basis (or more frequently as conditions warrant, as determined by Bank, in its sole discretion), to inspect the Collateral and the right to audit and copy Borrower’s Books.  The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall, in Bank’s reasonable discretion, pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

and inserting in lieu thereof the following:

“6.6

Access to Collateral; Books and Records.  In addition to the Initial Audit, at reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right, on an annual basis (or more frequently as conditions warrant, as determined by Bank, in its sole discretion), to inspect the Collateral and the right to audit and copy Borrower’s Books.  The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall, in Bank’s reasonable discretion, pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

11

The Loan Agreement shall be amended by deleting the following text appearing as Section 6.8 thereof:

“6.8

Operating Accounts.

(a)

Maintain all of its and its Subsidiaries’, if any, depository, operating accounts and securities accounts with Bank and Bank’s affiliates, with all excess funds maintained at or invested through Bank or an affiliate of Bank; provided, however, Borrower may maintain its current deposit and investment accounts at JP Morgan Chase Bank (the “JP Morgan Chase Accounts”) until September 1, 2010, on or prior to which date such accounts must be closed and the proceeds deposited in Borrower’s accounts maintained with Bank. Until such time as the JP Morgan Chase Accounts are closed, Borrower shall cause all funds contained therein to be transferred to a blocked account maintained at Bank on a weekly basis.  Borrower may also establish or maintain a deposit account with a third party institution provided that the balance contained therein does not exceed $25,000 at any time (the “Petty Cash Account”).

(b)

For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank.  The provisions of the previous sentence shall not apply to the JP Morgan Chase Accounts or the Petty Cash Account or deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

and inserting in lieu thereof the following:

“6.8

Operating Accounts.

(a)

Maintain all of its and its Subsidiaries’, if any, depository, operating accounts and securities accounts with Bank and Bank’s affiliates, with all excess funds maintained at or invested through Bank or an affiliate of Bank.

(b)

For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank.  The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

12

The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(a) thereof:

“(a)

Liquidity.  Borrower’s unrestricted cash at Bank plus the Availability Amount of at least Seven Hundred Fifty Thousand Dollars ($750,000).”

and inserting in lieu thereof the following:

“(a)

Liquidity.  Borrower’s unrestricted cash at Bank plus the Availability Amount of at least One Million Dollars ($1,000,000).”

13

The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(b) thereof:

“(b)

EBITDA.  Borrower, on a consolidated basis, shall maintain, measured as of the end of each fiscal month, on a trailing three month basis ending as of the date of measurement during the following periods, EBITDA of at least (a loss not greater than) the following:

Trailing Three Month Period Ending	Minimum EBITDA (max loss)
May 31, 2010 through October 31, 2010	($650,000)
November 30, 2010 through February 28, 2011	($400,000)
March 31, 2011	$250,000
April 30, 2011through November 30, 2011	$1.00
December 31, 2011, and as of the last day of each fiscal month thereafter	$250,000”

and inserting in lieu thereof the following:

“(b)

EBITDA.  Borrower, on a consolidated basis, shall achieve, measured as of the end of each fiscal month, on a trailing three month basis ending as of the date of measurement during the following periods, EBITDA of at least the following:

Trailing Three Month Period Ending	Minimum EBITDA
May 31, 2012 through August 31, 2012	$250,000
September 30, 2012, and as of the last day of each fiscal month thereafter	$500,000”

14

The Loan Agreement shall be amended by deleting the following text appearing as clauses (c) and (d) of Section 9.1 thereof:

“(c)

demand that Borrower (i) deposit cash with Bank in an amount equal to 105% of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)

terminate any FX Forward Contracts;”

and inserting in lieu thereof the following:

“(c)

demand that Borrower (i) deposit cash with Bank in an amount equal to 105% (110% for letters of credit denominated in a currency other than Dollars), of the Dollar Equivalent of the aggregate face amount of all letters of credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such letters of credit, as collateral security for the repayment of any future drawings under such letters of credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any letters of credit;

(d)

terminate any foreign exchange forward contracts;”

15

The Loan Agreement shall be amended by deleting the following text appearing in Section 10 thereof:

“If to Bank:	Silicon Valley Bank 275 Grove Street, Suite 2-200 Newton, MA 02466 Attn: Mr. Jay Tracy Fax: (617)969-4395 Email: jtracy@svb.com and inserting in lieu thereof the following:
“If to Bank:	Silicon Valley Bank 505 Fifth Avenue 11th Floor New York, New York 10017 Attn: Ms. Claudia Canales Fax: (617) 969-4395 Email: ccanales@svb.com

The Loan Agreement shall be amended by deleting the following text appearing as Section 12.1 thereof:

“12.1

 Termination Prior to Maturity Date.  This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b).  Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  If such termination is at Borrower’s election, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee (i) in an amount equal to Fifty Thousand Dollars (i.e. one percent (1.00%) of the Revolving Line) if terminated prior to the one year anniversary of the Effective Date, or (ii) Twenty Five Thousand Dollars ($25,000) (i.e. one half of one percent (0.5%) of the Revolving Line) if terminated on or after the one year anniversary of the Effective Date but prior to the Maturity Date, provided that no termination fee shall be charged if the credit facility hereunder is (x) replaced with a new facility from another division of Silicon Valley Bank or (y) terminated by Borrower due to Bank changing the criteria of Eligible Accounts.  Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

and inserting in lieu thereof the following:

“12.1

 Termination Prior to Maturity Date.  This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b).  Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  If such termination is at Borrower’s election, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee (i) in an amount equal to Fifty Thousand Dollars (i.e. one percent (1.00%) of the Revolving Line) if terminated prior to the one year anniversary of the Second Loan Modification Effective Date, or (ii) Twenty Five Thousand Dollars ($25,000) (i.e. one half of one percent (0.5%) of the Revolving Line) if terminated on or after the one year anniversary of the Second Loan Modification Effective Date but prior to the Revolving Line Maturity Date; provided that no termination fee shall be charged if the credit facility hereunder is (x) replaced with a new facility from another division of Silicon Valley Bank or (y) terminated by Borrower due to Bank changing the criteria of Eligible Accounts.  Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

16

The Loan Agreement shall be amended by deleting the following text appearing as Section 12.10 thereof:

“12.10

Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied.  The obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

and inserting in lieu thereof the following:

“12.10

Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied.  Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements.  The obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

17

The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit plus an amount equal to the Letter of Credit Reserve), minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate minus (b) the Sales Tax and Regulatory Fee Reserve; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as reasonably determined by Bank, may adversely affect the Collateral.

“Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the Intellectual Property Security Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Prime Rate” is the greater of (i) four percent (4.00%) per annum and (ii) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in good faith reducing the amount of Advances, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formulas including, without limitation, the Sales Tax and Regulatory Fee Reserve:  (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in good faith, do or may affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets or business of Borrower or any guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Revolving Line Maturity Date” is June 16, 2012.

“Streamline Period” is, on and after the Effective Date, provided no Default or Event of Default has occurred and is continuing, the period (i) beginning on the first (1st) day of the month following the month in which Borrower has, for each consecutive day in the immediately preceding thirty (30) day period, maintained unrestricted cash at Bank plus the Availability Amount, as determined by Bank, in an amount at all times greater than One Million Five Hundred Thousand Dollars ($1,500,000), as determined by Bank (the “Streamline Balance”); and (ii) ending on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank.  Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for thirty (30) consecutive days, as determined by Bank, prior to entering into a subsequent Streamline Period.  Borrower shall give Bank prior-written notice of Borrower’s intention to enter into any such Streamline Period.”

and inserting in lieu thereof the following:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as reasonably determined by Bank, may adversely affect the Collateral.

“Credit Extension” is any Advance, letter of credit, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“Loan Documents” are, collectively, this Agreement, any Bank Services Agreement, the Perfection Certificate, the Intellectual Property Security Agreement, any note, or notes or guaranties executed by Borrower or any guarantor, and any other present or future agreement between Borrower any guarantor and/or for the benefit of Bank in connection with this Agreement and/or Bank Services, all as amended, restated, or otherwise modified.

“Prime Rate” means the rate of interest published in the “Money Rates” section of The Wall Street Journal, Eastern Edition as the “United States Prime Rate.”  In the event that The Wall Street Journal, Eastern Edition is not published or such rate does not appear in The Wall Street Journal, Eastern Edition, the Prime Rate shall be determined by Bank until such time as the Prime Rate becomes available in accordance with past practices.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in good faith reducing the amount of Advances, letters of credit and other financial accommodations which would otherwise be available to Borrower under the lending formulas: (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in good faith, do or may affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets or business of Borrower or any guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Revolving Line Maturity Date” is June 12, 2014.

“Streamline Period” is, on and after the Effective Date, provided no Default or Event of Default has occurred and is continuing, the period (i) beginning on the first (1st) day of the month following the month in which Borrower has, for each consecutive day in the immediately preceding thirty (30) day period, maintained unrestricted cash at Bank plus the Availability Amount, as determined by Bank, in an amount at all times greater than Two Million Dollars ($2,000,000), as determined by Bank (the “Streamline Balance”); and (ii) ending on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank.  Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for thirty (30) consecutive days, as determined by Bank, prior to entering into a subsequent Streamline Period.  Borrower shall give Bank prior-written notice of Borrower’s intention to enter into any such Streamline Period.”

18

The Loan Agreement shall be amended by deleting the following text appearing as clause (a) of the definition of “Eligible Accounts” appearing in Section 13.1 thereof:

“(a)

Accounts for which the Account Debtor has not been invoiced or where goods or services have not yet been rendered to the Account Debtor prior to the invoice due date (sometimes called memo billings or pre-billings) or where goods or services have not or will not be rendered within 30 days after the invoice date;”

and inserting in lieu thereof the following:

“(a)

Accounts for which the Account Debtor has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);”

19

The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1 thereof, each in its applicable alphabetical order:

““Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Second Loan Modification Effective Date” is June

 12, 2012.”

20

The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“Cash Management Services” is defined in Section 2.1.4.

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Forward Contract” is defined in Section 2.1.3.

“FX Reserve” is defined in Section 2.1.3.

“FX Reduction Amount” is defined in Section 2.1.3.

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.

“Letter of Credit Application” is defined in Section 2.1.2(a).

“Letter of Credit Reserve” has the meaning set forth in Section 2.1.2(d).

“Sales Tax and Regulatory Fee Reserve” is an amount equal to fifty percent (50%) of the accrued sales taxes and regulatory fee obligations of Borrower reflected on the Borrower’s balance sheet (i.e. half of the current liability of  $852,000 at March 31, 2010 and half of the long term liability of $148,000 at March 31, 2010); provided, however, (i) Bank may increase the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as reasonably determined by Bank, may materially adversely affect the Collateral and/or (ii) Bank shall remove the Sales Tax and Regulatory Fee Reserve from the Borrowing Base in the event Borrower maintains EBITDA of at least $1.00 for the prior trailing three month period for so long as Borrower maintains such positive EBITDA for the prior trailing three month period.”

21

The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4.

FEES.  Borrower shall pay to Bank a commitment fee equal to Sixty Thousand Dollars ($60,000), which fee shall be deemed fully earned as of the date hereof and shall be payable as follows: (i) Thirty Thousand Dollars ($30,000) shall be payable on or before the Second Loan Modification Effective Date; and (ii) Thirty Thousand Dollars ($30,000) shall be payable on or before the date that is 365 day after the Second Loan Modification Effective Date.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

5.

RATIFICATION OF IP AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that said IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in such IP Agreement, and such IP Agreement remains in full force and effect, other than the addition of U.S. Patent No. 7,916,717 issued on March 29, 2011 and previously disclosed to Bank.

6.

ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE.  Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.  Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain updated Perfection Certificate, dated as of the date hereof, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in such Perfection Certificate remains true and correct in all material respects as of the date hereof.

7.

AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8.

CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.

RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement, each other Loan Document and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.

NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11.

CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

12.

RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank  (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.

CONFIDENTIALITY.  Section 12.11 of the Loan Agreement is hereby incorporated by reference in its entirety.

14.

JURISDICTION/VENUE.  Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.

15.

COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as of the date first above written

BORROWER:

GLOWPOINT, INC.

By____________________________________
Name:_________________________________
Title:__________________________________

GP COMMUNICATIONS, LLC

By____________________________________
Name:_________________________________
Title:__________________________________

BANK:

SILICON VALLEY BANK

By____________________________________
Name:_________________________________
Title:__________________________________

Exhibit A to Second Loan Modification Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:

SILICON VALLEY BANK

Date:

FROM:  GLOWPOINT, INC. and GP COMMUNICATIONS, LLC

The undersigned authorized officer of Glowpoint, Inc. and GP Communications, LLC (individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue Reports and bank statements	Monthly within 15 days	Yes No
Transaction Reports	Bi-weekly and with each request for a Credit Extension (Monthly within 15 days when no outstanding Credit Extensions	Yes No
Projections	Within 30 days of FYE and as amended	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Liquidity (at all times)	$1,000,000	$________	Yes No
EBITDA (monthly, on a trailing three month basis)*	$_____	$_____	Yes No

* See Section 6.9(b) of the Loan Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Glowpoint, Inc. GP Communications, LLC By: Name: Title:

BANK USE ONLY

Received by: _____________________

AUTHORIZED SIGNER

Date:

_________________________

Verified: ________________________

AUTHORIZED SIGNER

Date:

_________________________

Compliance Status:

Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

____________________

I.

Liquidity (Section 6.9(a))

Required:

$1,000,000, at all times.

Actual:

A.	Aggregate value of Borrower’s unrestricted cash at Bank	$
B.	Availability Amount	$
C.	LIQUIDITY (line A plus line B)	$

Is line C equal to or greater $1,000,000?

  No, not in compliance

  Yes, in compliance

II.

EBITDA (Section 6.9(b))

Required:

EBITDA.  Borrower, on a consolidated basis, shall achieve, measured as of the end of each fiscal month, on a trailing three month basis ending as of the date of measurement during the following periods, EBITDA of at least the following:

Trailing Three Month Period Ending	Minimum EBITDA
May 31, 2012 through August 31, 2012	$250,000
September 30, 2012, and as of the last day of each fiscal month thereafter	$500,000

Actual: all amounts measured on a trailing three month basis ending as of the date of measurement:

A.	Net Income	$______
B.	To the extent included/deducted in the determination of Net Income
	1. Interest Expense	$______
	2. Depreciation expense	$______
	3. Amortization expense	$______
	4. Provisions for income taxes	$______
	5. The sum of lines 1 through 4	$______
C.	EBITDA (line A plus line B.5)	______

Is line C equal to or greater than $[____________________]?

__________  No, not in compliance

__________  Yes, in compliance

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